Exhibit 10.8

FOURTH AMENDMENT TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 28, 2012, is entered into by and among the Lenders signatory hereto, PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as agent for the Lenders (in such capacity “Agent”), GENERAL ELECTRIC CAPITAL CORPORATION and PNC, as co-collateral agents (in such capacities, the “Co-Collateral Agents” and each a “Co-Collateral Agent”), TWIST BEAUTY PACKAGING HOLDING CORP., a Delaware corporation (“U.S. Parent Holdco”), and its Subsidiaries signatory hereto. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.            The Lenders, Agent, the Co-Collateral Agents, U.S. Parent Holdco, BEAUTY PACKAGING CANADA HOLDINGS, INC., an Ontario corporation (“Canadian Parent Holdco” and together with U.S. Parent Holdco, the “Parent Holdcos” and each a “Parent Holdco”), ALBEA AMERICAS, INC., a Delaware corporation (“Albea Americas”), ALBEA COSMETICS AMERICA, INC., a Delaware corporation (“Albea Cosmetics”), ALBEA BEAUTY SOLUTIONS USA, LLC, a New York limited liability company (“Albea Solutions”), ALBEA MEXICANA, LP, a Texas limited partnership (“Albea Mexicana”), ALBÉA METAL AMERICAS, INC. (“Albea Metal” and, collectively with Albea Americas, Albea Cosmetics, Albea Solutions and Albea Mexicana, the “U.S. Borrowers” and each a “U.S. Borrower”), ALBÉA CANADA INC., an Ontario corporation (“Albéa Canada” and collectively with the U.S. Borrowers, the “Borrowers” and each a “Borrower”) have previously entered into that certain Revolving Credit, Term Loan and Security Agreement, dated December 17, 2010, as amended by that certain First Amendment to Revolving Credit, Term Loan and Security Agreement dated January 18, 2011, that certain Second Amendment to Revolving Credit, Term Loan and Security Agreement and Waiver, dated August 31, 2011 and that certain Third Amendment to Revolving Credit, Term Loan and Security Agreement, dated November 10, 2011 (as amended, and as further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers.

B.            The Borrowers have requested that the Agent’s, Co-Collateral Agents’ and Lenders consent to certain transactions and modifications to the Credit Agreement, which the Agent’s, Co-Collateral Agent’s and Lenders are willing to provide on the terms set forth herein.

C.            The Parent Holdcos and the Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s, any Co-Collateral Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement or any Other Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendments to Credit Agreement.

(a)           The following defined terms are hereby added to Section 1.2 of the Credit Agreement in their proper alphabetical order:

“2012 Matamoros Relocation” shall mean the relocation on or before December 31, 2012 of up to $2,029,000 worth of Appraised Equipment owned by Albea Metals and listed on Schedule 1.2 to the facility of Cepillos de Matamoros, S.A. de C.V. located at Francisco Sarabia #135 Col Mexico Agrario, Matamoros, Tamaulipas, CP 87440 Mexico.

“Estee Lauder” shall mean, collectively, Estee Lauder Inc. and its affiliates.

“L’Oreal” shall mean, collectively, L’Oreal, USA, Inc. and its affiliates.

“TPI Plastimec Sale” shall mean the sale by Albea Cosmetics on or before September 28, 2012 of its Equity Interests in TPI Plastimec S.A. to Jorge Antonio Astoul, Jorge Sempe, Arturo Cuevillas and certain other individual shareholders for no less than $900,000 in cash.

(b)           Clause (k) of the defined term “U.S. Eligible Receivables” set forth in Section 1.2 of the Credit Agreement is hereby amended to read as follows:

“(k)         Receivables with respect to a Customer (other than L’Oreal and Estee Lauder) whose total obligations owing to all Borrowing Base Parties exceed 15% (or, in the case of each of L’Oreal and Estee Lauder, 25%, and with respect to L’Oreal and Estee Lauder, collectively, 45%) of the sum of all Eligible Receivables, to the extent of the obligations owing by such Customer in excess of such percentage; provided, however, such percentages, as applied to a particular Customer (x) shall be subject to reduction by the Co-Collateral Agents in their Permitted Discretion if the creditworthiness of such Customer deteriorates and (y) may, at the Co-Collateral Agents’ election, be increased;”

(c)           Section 2.21(c)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i)          When any Parent Holdco or any Subsidiary thereof makes any Asset Disposition (other than dispositions permitted under Sections 4.3(a), 4.3(d),4.3(e), 4.3(f), 4.3(h), 4.3(i) or 4.3(k)) or experiences any Asset Loss Event, U.S. Borrowers shall repay the Advances in an amount equal to 100% of the Net Cash Proceeds thereof, such repayments to be made promptly but in no event more than five (5) Business Days following receipt of such Net Cash Proceeds, and until the date of payment, such Net Cash Proceeds shall be held in trust for Agent; provided, however, that, up to an aggregate of $1,000,000 per Fiscal Year (or such higher amount as Agent and the

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Required Lenders may agree) of the Net Cash Proceeds of the foregoing shall not be required to be applied to the prepayment of the Advances to the extent such proceeds are to be used to replace, repair or restore, or otherwise reinvest in, assets used in any Borrower’s business and so long as: (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) U.S. Borrowing Agent delivers a certificate to Agent within three (3) Business Days after such Asset Disposition or ten (10) Business Days after the occurrence of Asset Loss Event (as applicable), stating that such Net Cash Proceeds shall be used to replace, repair or restore, or otherwise reinvest in, any such properties or assets to be used in Borrowers’ or its Subsidiaries’ business, as the case may be, within a period specified in such certificate not to exceed 270 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended and shall set forth in reasonable detail the plans for such reinvestment, replacement, repair or restoration, which shall be acceptable to Agent in its Permitted Discretion) and (C) such Net Cash Proceeds are deposited in a non-interest bearing account subject to the sole dominion and control of Agent (which proceeds shall then be disbursed by Agent to the applicable U.S. Borrower or Subsidiary thereof promptly upon U.S. Borrowing Agent’s written request therefor setting forth in reasonable detail the use of such proceeds and certifying that such proceeds are being applied in the manner set forth in the certificate delivered to Agent in accordance with clause (B)); provided, further, that (x) if all or any portion of such Net Cash Proceeds not so applied to the prepayment of the Advances are not used in accordance with the foregoing proviso within 270 of receipt of such Net Cash Proceeds, such amount shall be applied to the Advances as otherwise set forth herein, on the last day of such specified period, (y) if such U.S. Borrower or Subsidiary, as the case may be, is not permitted to reinvest or utilize such Net Cash Proceeds in accordance with this Section 2.21(c)(i) as a result of the existence of a Default, U.S. Borrowing Agent may request, and upon the written approval of Agent, such Net Cash Proceeds shall be deposited in a non-interest bearing account subject to the sole dominion and control of Agent until the earlier of (I) the date on which such Default is cured or waived in writing in accordance with the terms of this Agreement, in which case such amounts may be reinvested or utilized in accordance with the proviso above and (II) the date on which an Event of Default shall occur, in which case such Net Cash Proceeds shall be applied to the Advances in accordance with Section 11.5 on such date and (z) if such U.S. Borrower or such Subsidiary, as the case may be, is not permitted to reinvest or utilize such net cash proceeds as a result of a continuing Event of Default, such net cash proceeds shall be applied in accordance with Section 11.5. The foregoing shall not be deemed to be implied consent to any Disposition or other event otherwise prohibited by the terms and conditions hereof. Such repayments, other than any such prepayment with respect to the TPI Plastimec Sale, shall be applied (i) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof, and (ii) second, (A) to the extent such Asset Loss Event related to the U.S. Borrowers, to the remaining U.S. Advances in such order as Agent may determine, subject to the U.S. Borrowers’ ability to reborrow U.S. Revolving Advances in accordance with the terms hereof and (B) to the extent such Asset Loss Event related to the Canadian Borrowers, to the remaining Canadian Advances in such order as Agent may determine, subject to the Canadian Borrowers’ ability to reborrow Canadian Revolving Advances in accordance with the

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terms hereof. Such repayments with respect to the TPI Plastimec Sale shall be applied to the U.S. Revolving Advances, in such order as Agent may determine, subject to the U.S. Borrowers’ ability to reborrow U.S. Revolving Advances in accordance with the terms hereof.”

(d)           Section 2.21(c)(ii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(ii)         When any Parent Holdco or any Subsidiary thereof removes, relocates or holds any piece of Appraised Equipment to or in a location outside of the United States of America or Canada, U.S. Borrowers shall repay the Advances in an amount equal to 100% of the net orderly liquidation value assigned in said appraisal to such piece of Appraised Equipment so removed, relocated or held; provided, however, no such prepayment shall be required with respect to the 2012 Matamoros Relocation. Such repayments shall be applied (A) first to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof, and (B) second, (1) to the extent such Appraised Equipment related to the U.S. Borrower, to the remaining U.S. Advances in such order as Agent may determine, subject to the U.S. Borrowers’ ability to reborrow U.S. Revolving Advances in accordance with the terms hereof, and (2) to the extent such Appraised Equipment related to the Canadian Borrowers, to the remaining Canadian Advances in such order as Agent may determine, subject to the Canadian Borrowers’ ability to reborrow Canadian Revolving Advances in accordance with a the terms hereof.”

(e)           Section 2.21(c)(iv) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iv)        When any Parent Holdco or any Subsidiary thereof receives any Extraordinary Receipts, U.S. Borrowers shall repay the Advances in an amount equal to 100% of the Net Cash Proceeds thereof, such repayment to be made promptly but in no event more than five (5) Business Days following receipt of such Net Cash Proceeds. Such repayments shall be applied first, to the extent any such amounts constitute reimbursement of amounts previously paid using proceeds of Revolving Advances or working capital, to the outstanding Revolving Advances (without a corresponding reduction to the Maximum Revolving Advance Amount) and second, to the extent of any remaining Net Cash Proceeds thereof, 75% to the outstanding Revolving Advances (without a corresponding reduction to the Maximum Revolving Advance Amount) and 25% to the Term Loan; provided, however, any such prepayment resulting from receipt by Albea Solutions on or before December 31, 2012 of a dividend or distribution by CMI Hong Kong in an amount not exceeding $500,000 shall be applied 100% to the outstanding U.S. Revolving Advances (without a corresponding reduction to the Maximum Revolving Advance Amount). The foregoing shall not be deemed to be implied consent to any event or condition giving rise to any Extraordinary Receipts which would otherwise constitute a Default or Event of Default under this Agreement.”

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(f)            Section 2.12(c) of the Credit Agreement is hereby amended by adding the following as subsection (v) thereof:

“(v)         If the Term Loan has not been paid in full on or prior to November 15, 2012, then the U.S. Borrowers shall permit and enable the Co-Collateral Agents, at the U.S. Borrowers’ sole cost and expense, to obtain an appraisal, in form, scope and by an appraiser satisfactory to the Co-Collateral Agents, of the fixed assets of the U.S. Borrowers located in the United States and Canada (other than the equipment that is subject to transfer pursuant to the 2012 Matamoros Relocation). If an amount equal to 85% of the net orderly liquidation value set forth in such appraisal for such fixed assets (the “Updated NOLV”) does not equal or exceed the outstanding principal balance of the Term Loan as of the date of such appraisal, then the U.S. Borrowers shall, using funds other than proceeds of Revolving Advances, within three (3) Business Days after receipt of notice from the Co-Collateral Agents of the result of such appraisal, prepay the Term Loans in the amount sufficient to reduce such principal balance to an amount that is not greater than 85% of the Updated NOLV.”

(g)           Section 4.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (j) thereof, (ii) changing the “.” at the end of clause (k) thereof to “; and” and (iii) adding the following as clause (l) thereof:

“(l)          the TPI Plastimec Sale.”

(h)           Schedule 1.2 attached to this Amendment is hereby added to the Credit Agreement as Schedule 1.2 thereto.

(i)            Schedule 4.5 to the Credit Agreement is hereby deleted and replaced with Schedule 4.5 to this Amendment.

2.             Amendment Fee. In consideration of the agreements set forth herein, the U.S. Borrowers hereby agree to pay to Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $25,000 (the “Amendment Fee”), which fee is non-refundable when paid and is fully-earned as of and due and payable on the date of this Amendment.

3.             Effectiveness of this Amendment. Agent, or the Co-Collateral Agents, as applicable, must have received the following items, in form and content acceptable to the Co-Collateral Agents, before this Amendment is effective.

(a)           Amendment. This Amendment fully-executed by all parties hereto and thereto.

(b)           Fee. The Amendment Fee, which shall be paid as a charge to U.S. Borrower’s Account.

(c)           Representations and Warranties. The representations and warranties set forth herein must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

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(d)           Expense Reimbursement. Co-Collateral Agents shall have received reimbursement for all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to each of the Co-Collateral Agents) in accordance with Section 15.9 of the Credit Agreement.

4.             Representations and Warranties. Each of the Loan Parties signatory hereto represents and warrants as follows:

(a)           Authority. Such Person has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder and under the Other Documents (as amended or modified hereby). This Amendment has been duly executed and delivered by such Person, and this Amendment constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (a) are within such Person’s corporate, limited liability company or limited partnership powers (as applicable), have been duly authorized by all necessary company or partnership (as applicable) action, are not in contravention of law or the terms of such Person’s operating agreement, bylaws, partnership agreement, certificate of formation, articles of incorporation or other applicable documents relating to such Person’s formation or to the conduct of such Person’s business or of any material agreement or undertaking to which such Person is a party or by which such Person is bound, (b) will not, in any material respect, conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents which have been duly obtained, made or compiled prior to the date hereof and which are in full force and effect or except those which the failure to have obtained would not have, or could not reasonably be expected to have a Material Adverse Effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Loan party under the provisions of any material agreement, charter document, operating agreement or other instrument to which any Loan Party is a party or by which it or its property is a party or by which it may be bound.

(b)           Representations and Warranties. Each of the representations and warranties made by a Loan Party in or pursuant to the Credit Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Agreement, the Other Documents or any related agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, other than representations and warranties relating to a specific earlier date, and in such case such representations and warranties are true and correct in all material respects as of such earlier date.

(c)           No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

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5.             Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

6.             Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

7.             Reference to and Effect on the Other Documents.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to Agent and the Lenders.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent and/or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

(d)           To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

8.             Ratification. Each of the Loan Parties signatory hereto hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Other Documents effective as of the date hereof.

9.             Integration. This Amendment, together with the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.          Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

11.          Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent, the

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Co-Collateral Agents or the Lenders to modify or waive any of their respective rights and remedies under the Other Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

12.          Guarantors’ Acknowledgment. With respect to the amendments to the Credit Agreement effected by this Amendment, each of the Loan Parties signatory hereto that is a Guarantor, hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment. Although Agent and the Lenders have informed the Guarantors of the matters set forth in this Amendment, and the Guarantors are hereby acknowledging the same, each Guarantor understands and agrees that neither Agent nor any Lender has any duty under the Credit Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TWIST BEAUTY PACKAGING HOLDING CORP.,
a Delaware corporation

By:	/s/ Fabrice Beaussant
Name:	Fabrice Beaussant
Title:	Treasurer

ALBEA AMERICAS, INC.,
a Delaware corporation

By:	/s/ Fabrice Beaussant
Name:	Fabrice Beaussant
Title:	Treasurer

ALBEA COSMETICS AMERICA, INC.,
a Delaware corporation

By:	/s/ Robert Pelliciari
Name:	Robert Pelliciari
Title:	Secretary

ALBEA BEAUTY SOLUTIONS USA, LLC,
a New York limited liability company

By:	/s/ Robert Pelliciari
Name:	Robert Pelliciari
Title:	Secretary

Signature Page to Fourth Amendment to Revolving Credit, Term Loan and Security Agreement

ALBEA MEXICANA, LP,
a Texas limited partnership

By:	Albea Plastic Packaging Texas, Inc.
Its:	General Partner

By:	/s/ Fabrice Beaussant
Name:	Fabrice Beaussant
Title:	Treasurer

BEAUTY PACKAGING CANADA HOLDINGS, INC.,
an Ontario corporation

By:	/s/ Roy Turner
Name:	Roy Turner
Title:	Director

ALBÉA CANADA INC.,
an Ontario corporation

By:	/s/ Roy Turner
Name:	Roy Turner
Title:	Director

CEBAL MEXICANA LLC,
a Delaware limited liability company

By:	/s/ Fabrice Beaussant
Name:	Fabrice Beaussant
Title:	Finance Director

Signature Page to Fourth Amendment to Revolving Credit, Term Loan and Security Agreement

ALBEA PLASTIC PACKAGING TEXAS, INC.,
a Delaware corporation

By:	/s/ Fabrice Beaussant
Name:	Fabrice Beaussant
Title:	Treasurer

ALBÉA METAL AMERICAS, INC.,
a Delaware corporation

By:	/s/ Fabrice Beaussant
Name:	Fabrice Beaussant
Title:	Treasurer

ALBÉA METAL HOLDING CORP.,
a Delaware corporation

By:	/s/ Fabrice Beaussant
Name:	Fabrice Beaussant
Title:	Treasurer

ALBÉA METAL REAL ESTATE, INC.,
a Delaware limited liability company

By:	/s/ Fabrice Beaussant
Name:	Fabrice Beaussant
Title:	Treasurer

Signature Page to Fourth Amendment to Revolving Credit, Term Loan and Security Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Co-Collateral Agent, Agent and a Lender

By:	/s/ Scott Goldstein
Name:	Scott Goldstein
Title:	Senior Vice President

Signature Page to Fourth Amendment to Revolving Credit, Term Loan and Security Agreement

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Co-Collateral Agent and a Lender

By:	/s/ Pamela Eskra
Name:	Pamela Eskra
Title:	Duly Authorized Signatory

Signature Page to Fourth Amendment to Revolving Credit, Term Loan and Security Agreement

PNC BANK CANADA BRANCH,
as a Lender

By:	/s/ Mike Danby
Name:	Mike Danby
Title:	Assistant Vice President

Signature Page to Fourth Amendment to Revolving Credit, Term Loan and Security Agreement

SCHEDULE 1.2

Equipment Subject to 2012 Matamoros Relocation

[Loan Parties to provide]

Item num asset num		Brand	Type of machine	Year	Site	ZAP	TOTAL
432	343	Nissey # 6	Injection machine 210T with robot Yushir	1995	Park rd	Injection	37,500
449	360	Nissey # 26	Injection machine 210T with sprue picker	1992	Park rd	Injection	17,500
26		Screen tech inc	silk screening machine manually	1994	Seemar rd	Deco	5,000
27		Screen tech inc	silk screening machine manually	1995	Seemar rd	Deco	5,000
40			silk screening machine		Seemar rd	Deco	5,000
16		Screen machine OPT-8.0	silk screening machine		Seemar rd	Deco	5,000
442	353	Battenfeld # 11	Injection machine 100T	1995	Park rd	Injection	9,000
428	339	Nissey # 1	Injection machine 50T	1991	Park rd	Injection	1,250
434	345	Battenfeld # 20	Injection machine 165T	1998	Park rd	Injection	15,000
200	200	Manual lacquering jar	Screentech Inline Jar Lacquer System #4	2008	Seemar rd	Deco	10,000
196	196	Manual lacquering jar	Screentech Liquid Paint - UV Inline Jar #3 ($15K*2)	2007	Seemar rd	Deco	30,000
316	317	Pad stamping machine	Imtran Model ES-50 Dial Table with Pad Printers	2008	Seemar rd	Deco	6,000
248	249	Many machines	Lot of Miscellaneous Machines, not being used		Seemar rd	Deco	20,000
426	337	Nissei Model FV560-210L	Plastic Injection Molding Machine #33	2009	Park rd		245,000
447	358	Nissei Model FS160S36ASE	Plastic Injection Molding Machine #24	1992	Park rd		17,500
Items 365 to 418		injection equipments	injection equipments		Park rd		101,000
209	209	Jar Printing Machine	Isimat Model RS5480 CNC 3-Color	2008	Seemar rd	Deco	400,000
210	210	Spray system Isimat line	Turbo-Sprayer Paint System,	2010	Seemar rd	Deco	275,000
245	246	Acromark Model 730RR	Acromark Model 730RR Hot stamp pot		Seemar rd	Deco	2,500
246	247	Acromark Model N/A	Acromark Model N/A Hot stamp pot		Seemar rd	Deco	2,500
247	248	Acromark Model 560-25	Acromark Model 560-25-C601/8 Hot stamp		Seemar rd	Deco	2,500
211	211		Custom Jar Pot Press; “”Rotary Potting #1		Seemar rd	Deco	1,500
427	338	Husky Model IND250	Plastic Injection Molding Machine #34	2003	Park rd		130,000
425	336	Nissei Model FV560-210L	Plastic Injection Molding Machine #32	2006	Park rd		240,000
424	335	Nissei Model FV560-210L	Plastic Injection Molding Machine #31	2008	Park rd		245,000
448	359	Nissei Model FS160S36ASE	Plastic Injection Molding Machine #25	1990	Park rd		15,000
446	357	Nissei Model FS160S36ASE	Plastic Injection Molding Machine #23	1993	Park rd		17,500
441	352	Battenfeld Model BA1300/400BK	Plastic Injection Molding Machine #13	1998	Park rd		13,500
440	351	Battenfeld Model BA1300/400BK	Plastic Injection Molding Machine #14	1998	Park rd		13,500
439	350	Battenfeld Model BA1300/400BK	Plastic Injection Molding Machine #15	1998	Park rd		13,500
457	368	Matsui Model DMZ2-700	With injection machine #31	2008	Park rd		15,000
466	377	Matsui Model JL4-6VC	With injection machine #31	2009	Park rd		5,000
462	373	Matsui Model JL4-6VC	With injection machine #31	2009	Park rd		5,000
487	898	Moldflow Model CFX36	With injection machine #31	2006	Park rd		1,250
Items 365 to 418		injection equipments	injection equipments		Park rd		101,000

						TOTAL	2,029,000

SCHEDULE 4.5

EQUIPMENT AND INVENTORY LOCATIONS

Entity	Address	Owned or Leased	Location Type
Twist Beauty Packaging	191 Route 31 North	Owned	Chief Executive Office
Holding Corp.	Washington, NJ 07882
Albea Americas, Inc.	191 Route 31 North	Owned	Chief Executive Office
Washington, NJ 07882
	1209 Madison Street	Owned	Warehouse
Shelbyville TN 37160
Albea Plastic Packaging	191 Route 31 North	Owned	Chief Executive Office
Texas, Inc.	Washington, NJ 07882
Albea Cosmetics	1350 Technology Way	Leased	Chief Executive Office
America, Inc.	Morristown, TN 37813
	1500 Midway Court, Unit W9	Leased	Plant
Elk Grove Village, IL
	4695 Towerwood Drive	Leased	Warehouse
Brownsville, TX 78521
	190 Motor Parkway Suite 101	Leased	Warehouse
Hauppage, NY 11788
Albea Beauty Solutions	595 Madison Avenue, 10/F	Leased	Chief Executive Office
USA, LLC	New York, NY 10022
	9100 South Dadeland Blvd.,	Leased	Sales Office
Suite 220, Miami, FL 33156
	5777 West Century Blvd. Los	Leased	Sales Office
Angeles, CA 90045
Albea Mexicana, LP	191 Route 31 North	Owned	Chief Executive Office
Washington, NJ 07882
	5300 George Mac Vay Drive,	Leased	Warehouse
Suite 201 Macallen TX 78503
Cebal Mexicana, LLC	191 Route 31 North	Owned	Chief Executive Office
Washington, NJ 07882
Beauty Packaging Canada, Inc.	40 Driver Road, Brampton,	Leased	Chief Executive Office
Ontario L6T 5V2
Beauty Packaging Canada Holdings, Inc.	40 Driver Road, Brampton,	Leased	Chief Executive Office
Ontario L6T 5V2

Affiliate Locations

Inventory and Equipment of Albea Americas is from time to time located with:

Cebal Americas de Reynosa, S. de R.L. de C.V.

Av. de Los Nogales S/N, Parque Industrial Villa Florida

Reynosa, Tam., CP 88730 Mexico

Inventory and Equipment of Albea Cosmetics and Albea Metal is from time to time located with:

Cepillos de Matamoros, S.A. de C.V.

Francisco Sarabia #135 Col Mexico Agrario

Matamoros, Tam., CP 87440 Mexico

Third Party Locations

The Shelbyville, TN location uses a temporary warehouse to store excess inventory at 1209 E. Lane Street Shelbyville, TN 37160

George Sayegh Warehouse & Trucking holds Avon & L’oreal/Maybelline products at 700 Belleville Turnpike, Kearny, NJ 07032

Goff Distribution Inc. holds L’oreal products at 1801 E. Roosevelt Rd. Little Rock, AR 72206

Smart Warehousing holds L’oreal and Maybelline products at 1601 Gregory Street N. Little Rock, AR 72114

Avon Products Inc. Branch Plant #1000011 holds Avon products at 6901 Golf Road, Morton Grove, IL 60053

Avon Products Inc. — USA Springsdale, Branch Plant # 1000021 holds Avon products at 175 Progress Place, Springdale, OH 45246

Avon Products Inc. holds Avon products at 6901 Golf Road, Morton Grove, IL 60053